Exhibit 10.1

THIRD AMENDMENT, CONSENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT, CONSENT AND WAIVER TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of March 31, 2017 by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for each member of the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns in such capacity, “Agent”), POWER SOLUTIONS INTERNATIONAL, INC., a Delaware corporation (“Parent”), PROFESSIONAL POWER PRODUCTS, INC., an Illinois corporation (“PPPI”), POWERTRAIN INTEGRATION ACQUISITION, LLC, an Illinois limited liability company (“PIA”), BI-PHASE TECHNOLOGIES, LLC, a Minnesota limited liability company (“Bi-Phase”; Parent, PPPI, PIA and Bi-Phase are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), and each of the parties listed on the signature pages hereto as Loan Parties (together with Parent and Borrowers, collectively, jointly and severally, “Loan Parties” and each, individually, a “Loan Party”).

WHEREAS, Borrowers, Agent, and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Events of Default described on Exhibit A exist (collectively, the “Specified Events of Default”);

WHEREAS, Borrowers have requested that Agent and Lenders consent to the prepayment in full of the Term Loan Debt with $60,000,000 of such prepayment funded with the proceeds of the Equity Issuance (defined below) and $12,766,009.64 funded with proceeds of Revolving Loans;

WHEREAS, Borrowers have requested that Agent and Lenders consent to (a) the issuance of (a) 2,728,752 shares of “Company Common Stock” (as defined in that certain Share Purchase Agreement dated as of March 20, 2017, by and between Parent and Weichai America Corp., an Illinois corporation (the “Purchaser”), as amended or otherwise modified from time to time (the “Share Purchase Agreement”)), (b) 2,385,624 shares of “Series B Preferred Stock” (as defined in the Share Purchase Agreement), which shall be convertible into 4,771,248 shares of Company Common Stock upon the “Stockholder Approval” (as defined in the Share Purchase Agreement), and (c) the “2018 Warrant” and “Additional Warrants” (each as defined in the Share Purchase Agreement), under and in accordance with the Share Purchase Agreement and the other “Transaction Documents” as defined therein in exchange for $60,000,000 (the “Equity Issuance”) and (b) the application of the full amount of the proceeds of the Equity Issuance to the repayment of the Term Loan Debt; and

WHEREAS, Borrowers, Agent and Lenders have agreed to modify the Credit Agreement, waive the Specified Events of Default and consent to the Equity Issuance, in each case subject to the terms and provisions hereof;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2. Consent. Subject to the satisfaction of the conditions set forth in Section 7 below and in reliance upon the representations and warranties of Borrowers set forth in Section 8 below, Lenders hereby (a) consent to (i) the prepayment in full of the Term Loan Debt and (ii) the Equity Issuance, but only so long as the Net Cash Proceeds received by Parent is at least $60,000,000 and the Term Loan Debt is contemporaneously repaid in full with such Net Cash Proceeds and $12,766,009.64 of Revolving Loans, and (b) waives the requirement set forth in Section 2.3(a)(ii) of the Credit Agreement to provide a request for Borrowing by 12:00 noon one Business Day prior to the proposed Borrowing to be made on the date of this Amendment. This is a limited consent and shall not be deemed to constitute a consent to any other modification of the Loan Documents, and shall not be deemed to prejudice any right or rights which Agent or the Lenders may now have or may have in the future under or in connection with any Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

3. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 7 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 8 below, the Credit Agreement is amended as follows:

(a) Section 1.4 of the Credit Agreement is hereby amended to delete the last sentence thereof in its entirety.

(b) Section 2.1(a)(ii)(A) of the Credit Agreement is hereby amended to replace the phrase “Maximum Revolver Amount” with the phrase “Adjusted Maximum Revolver Amount.”

(c) Section 2.3(d)(ii) of the Credit Agreement is hereby amended to replace the phrase “Maximum Revolver Amount” with the phrase “Adjusted Maximum Revolver Amount.”

(d) Section 2.3(d)(iv) of the Credit Agreement is hereby amended to replace the second reference to the phrase “Maximum Revolver Amount” with the phrase “Adjusted Maximum Revolver Amount.”

(e) Section 2.4(b) of the Credit Agreement is hereby amended to delete the phrase “Subject, in all respects, to the Intercreditor Agreement:”.

(f) Section 2.4(e)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(ii) Dispositions. Within 1 Business Day of the date of receipt by Parent or any of its Subsidiaries of the Net Cash Proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (i), (j), (k), (l), (m), or (n) of the definition of Permitted Dispositions, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that so long as (A) no Default or Event of Default shall have occurred and is continuing or would result therefrom, (B) such Borrower shall have given Agent prior written notice of such Borrower’s intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Loan Parties, (C) the monies are held in a Deposit Account in which Agent has a perfected first-priority security interest, and (D) Loan Parties complete such replacement, purchase, or construction within 180 days (or 365 days in the case of any involuntary disposition resulting from a casualty loss or condemnation) after the initial receipt of such monies, then the Person whose assets were the subject of such disposition shall have the option to apply such monies to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of such Loan Party unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the Deposit Account referred to in clause (C) above shall be paid to Agent and applied in accordance with Section 2.4(f)(ii); provided, that no Borrower nor any of its Subsidiaries shall have the right to use such Net Cash Proceeds to make such replacements, purchases, or construction in excess of $2,000,000 in any given fiscal year. Nothing contained in this Section 2.4(e)(ii) shall permit Parent or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.4.

(g) Section 2.4(e)(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(iii) Extraordinary Receipts. Within 3 Business Days of the date of receipt by Parent or any of its Subsidiaries of any Extraordinary Receipts, Borrowers shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(f)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable out-of-pocket expenses incurred in collecting such Extraordinary Receipts.

(h) Section 2.11(b)(ii) of the Credit Agreement is hereby amended to replace the phrase “Maximum Revolver Amount” with the phrase “Adjusted Maximum Revolver Amount.”

(i) Section 3.2(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) the representations and warranties of Loan Parties contained in this Agreement (other than Sections 4.8 and 4.12 with respect to the facts and circumstances set forth in the RSM Letter until such time as the audited annual financials for the fiscal year of Parent ending December 31, 2016 have been delivered) or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date); and

(j) Section 4.2(b)(iv) of the Credit Agreement is hereby amended to delete the phrase “the Term Loan Documents and.”

(k) Section 4.4(b) of the Credit Agreement is hereby amended to delete the phrase “, the prior preferred Lien of Term Loan Agent in the Term Loan Priority Collateral pursuant to the terms of the Intercreditor Agreement”.

(l) Section 4.31 of the Credit Agreement is hereby amended to delete the phrase “Term Loan Documents and” in the heading thereof and “the Term Loan Documents” therein.

(m) Section 5.11 of the Credit Agreement is hereby amended to delete the phrase “and to the prior preferred Lien of Term Loan Agent in the Term Priority Collateral pursuant to the terms of the Intercreditor Agreement.”

(n) Section 6.5(b)(i) of the Credit Agreement is hereby amended by deleting the phrase “, the Term Loan Documents.”

(o) Section 6.5(b)(iii)(B) of the Credit Agreement is hereby amended by deleting the phrase “, and to the extent not inconsistent therewith, under the Term Loan Documents.”

(p) Section 6.6(a)(i)(C) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(C) [Intentionally Omitted]

(q) Section 6.6(a)(i)(E) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(E) [Intentionally Omitted]

(r) Section 6.14 of the Credit Agreement is hereby amended to delete the phrase “the Term Loan Documents and.”

(s) Section 8.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

8.14. [Intentionally Omitted].

(t) The definition of “ABL Borrowing Base” set forth in Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety.

(u) Section 15.11(a)(i) of the Credit Agreement is hereby amended to delete the phrase “subject to the Intercreditor Agreement.”

(v) Section 17.5 of the Credit Agreement is hereby amended by deleting the last sentence thereof.

(w) The definition of “Adjusted Maximum Revolver Amount” is hereby added to Schedule 1.1 of the Credit Agreement in appropriate alphabetical order as follows:

“Adjusted Maximum Revolver Amount” means the Maximum Revolver Amount less the Availability Block.

(x) The definition of “Availability Block” is hereby added to Schedule 1.1 of the Credit Agreement in appropriate alphabetical order as follows:

“Availability Block” means an amount equal to $25,000,000.

(y) The definition of “Borrowing Base” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” means, as of any date of determination, the result of:

(a) 85% of the amount of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

(b) the lesser of (A) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Finished Goods Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent inventory appraisal ordered and obtained by Agent multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Finished

Goods Inventory (such determination may be made as to different categories of Eligible Finished Goods Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(c) the lesser of (A) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent inventory appraisal ordered and obtained by Agent multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible Raw Materials Inventory (such determination may be made as to different categories of Eligible Raw Materials Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, plus

(d) the lowest of

(i) $5,000,000,

(ii) the lesser of (A) the product of 70% multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible WIP Inventory at such time, and (B) the product of 85% multiplied by the Net Recovery Percentage identified in the most recent inventory appraisal ordered and obtained by Agent multiplied by the value (calculated at the lower of cost or market on a basis consistent with Borrowers’ historical accounting practices) of Eligible WIP Inventory (such determination may be made as to different categories of Eligible WIP Inventory based upon the Net Recovery Percentage applicable to such categories) at such time, minus

(e) all other reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

(z) The definition of “Availability Reserve” set forth in Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety.

(aa) Clause (e) of the definition of “Change of Control” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) [Intentionally Omitted].

(bb) Clause (f) of the definition of “Eligible Accounts” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless the Account is supported by an irrevocable letter of credit reasonably satisfactory to Agent (as to form, substance, and issuer or domestic confirming bank) that has been delivered to Agent and is directly drawable by Agent and the aggregate amount of such Accounts covered by such letters of credit does not exceed $4,000,000; provided, however, that such Accounts not supported by a letter of credit shall not be excluded from Eligible Accounts in an aggregate amount not to exceed $5,000,000 as a result of this clause (f) to the extent that the Account Debtor is Hyundai Group, Doosan Corporation, Anhui Heli Co., Ltd., non-United States subsidiaries of Hyster-Yale Materials Handling or Oil Lift Australia,

(cc) Clause (i) of the definition of “Eligible Accounts” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i) Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 20% (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts (or, if the Account Debtor is Freightliner Trucks (a division of Daimler Trucks North America LLC), Bandit Industries, Inc., Kohler Co., Hyster-Yale Materials Handling or Mitsubishi-Caterpillar Forklifts of America, Inc., 25% of all Eligible Accounts), to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,

(dd) The definition of “Funded Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended to delete the phrase “, the Term Loan Debt.”

(ee) The definition of “Maturity Date” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means the earliest of (a) the Specified Date and (b) 90 days prior to the final maturity of the Notes Debt.

(ff) The definition of “Maximum Revolver Amount” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maximum Revolver Amount” means $65,000,000, decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

(gg) Clause (B) in the parenthetical to clause (a)(i) of the definition of “Net Cash Proceeds” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(B) [Intentionally Omitted] and

(hh) The definition of “Permitted Holders” set forth in Schedule 1.1 to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Permitted Holders” means Gary Winemaster, Kenneth Winemaster and Weichai America Corp.

(ii) Clause (v) of the definition of “Permitted Indebtedness” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v) [Intentionally Omitted].

(jj) Clause (u) of the definition of “Permitted Liens” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(u) [Intentionally Omitted].

(kk) The definition of “Reserves” set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the phrase “the Availability Reserve” and inserting “and” before clause (b) thereof and deleting clause (c).

(ll) The definition of “Specified Date” is hereby added to Schedule 1.1 to the Credit Agreement in appropriate alphabetical order as follows:

“Specified Date” means March 31, 2018; provided, that if on or before December 1, 2017 the “Series B Preferred Stock” (as defined in that certain Share Purchase Agreement dated as of March 20, 2017, by and between Parent and Weichai America Corp., an Illinois corporation, as amended or otherwise modified from time to time (the “Share Purchase Agreement”)) has not been converted into “Company Common Stock” (as defined in the Share Purchase Agreement), “Specified Date” means February 15, 2018.

(mm) The definition of Triggering Event set forth in Schedule 1.1 of the Credit Agreement is hereby amended by replacing clause (B)(y) thereof with:

(y) $8,125,000

(nn) Schedule C-1 to the Credit Agreement is hereby replaced with Schedule C-1 attached hereto.

(oo) Schedule 4.14 of the Credit Agreement is hereby amended to add the following:

Amounts owing under that certain Memorandum of Agreement, dated as of December 4, 2014, among VSE Corporation and Wheeler Bros., Inc., on the one hand, and Power Solutions, Inc., on the other hand.

(pp) Schedule 5.1 to the Credit Agreement is hereby amended by amending and restating the time periods applicable to clauses (g), (h), (i) and (j) thereof as follows:

as soon as available, but in any event within 90 days after the end of each of Parent’s fiscal years (or, with respect to the fiscal year ending December 31, 2016, within 90 days after the end of Parent’s fiscal year ending December 31, 2017),

(qq) Schedule 5.1 to the Credit Agreement is hereby amended by amending and restating clause (m) thereof as follows:

(m) [Intentionally Omitted].

(rr) Schedule 5.2 to the Credit Agreement is hereby amended to replace the phrase “Trigger Date” with “Triggering Event.”

4. Waiver. Subject to the satisfaction of the conditions set forth in Section 7 below and in reliance upon the representations and warranties set forth in Section 8 below, Agent and Lenders hereby waive the Specified Events of Default. For the avoidance of doubt, the foregoing waivers shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Credit Agreement or any other Loan Document. This is a limited waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Credit Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

5. Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

6. Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by the Loan Parties in all respects.

7. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions precedent:

(a) Each party hereto shall have executed and delivered this Amendment to Agent;

(b) Borrowers shall have paid to Agent the Amendment Fee (as defined below);

(c) Borrowers shall have received Net Cash Proceeds of at least $60,000,000 from the Equity Issuance;

(d) The Term Loan Debt shall have been paid in full or, shall be paid in full contemporaneously with the effectiveness of this Amendment;

(e) Excess Availability after giving effect to the repayment of the Term Loan Debt and the fees and expenses to be paid in connection with this Amendment shall be at least $20,000,000;

(f) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(g) No Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing.

8. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a) All representations and warranties contained in the Credit Agreement (other than Sections 4.8 and 4.12 with respect to the facts and circumstances set forth in the RSM Letter) and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b) No Default or Event of Default (other than the Specified Events of Default) has occurred and is continuing; and

(c) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

9. Other Agreements.

(a) Borrowers, Agent and Lenders agree that the Obligations shall bear interest at the Default Rate set forth in Section 2.6(c) of the Credit Agreement until Borrowers deliver to Agent audited financial statements for the fiscal year ending December 31, 2016 as required under Schedule 5.1 to the Credit Agreement.

(b) Within 30 days following the date hereof (or such later date as Agent shall agree to in its sole discretion), Borrowers shall cause new Control Agreements with respect to the Deposit Accounts to be executed and delivered to Agent.

(c) Until such time as senior management reasonably acceptable to Agent has been engaged by Borrowers, Borrowers shall retain Huron Consulting as its financial advisor on similar or expanded terms of its engagement as of the date hereof.

(d) Within 30 days following the date hereof (or such later date as Agent shall agree to in its sole discretion), Borrowers shall cause Huron Consulting to deliver updated projections through March 31, 2018 in form and substance satisfactory to Agent, which projections are on a month by month basis and include an income statement, balance sheet, cash flow statement and availability projections.

(e) Commencing April 7, 2017, Borrowers shall cause Huron Consulting to deliver on a weekly basis a rolling thirteen (13) week cash flow forecast of Borrowers (each such forecast, a “13 Week Forecast”) that (1) includes, without limitation, projected expenses, disbursements, collections, and loan balances of Borrowers, (2) provides such detail on a day-by-day basis for the immediately upcoming week, and (3) is otherwise in form and substance acceptable to Agent, along with a variance report comparing the actual results for the prior week to the forecasted results for such week as set forth in the immediately preceding cash flow forecast, in each case until such time as senior management reasonably acceptable to Agent has been engaged by Borrowers, and thereafter the 13 Week Forecast will be delivered by Borrowers.

Failure of Borrowers to satisfy any of the covenants in this Section 9 shall constitute an Event of Default.

10. Miscellaneous.

(a) Amendment Fee. In consideration of entering into this Amendment, Borrowers shall pay to Agent, for the benefit of each Lender, an amendment fee equal to $675,000 (the “Amendment Fee”), which fee shall be payable, fully earned and non-refundable as of the effectiveness of this Amendment.

(b) Expenses. Borrowers agree to pay on demand all Lender Group Expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment in accordance with the terms of the Credit Agreement.

(c) Governing Law. This Amendment shall be a contract made under and governed by, and construed in accordance with the internal laws of the State of Illinois.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic photocopy (i.e. “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

11. Release. In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known as of the date of this Amendment, both at law and in equity, which each Loan Party, or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in each case for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:	POWER SOLUTIONS INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

PROFESSIONAL POWER PRODUCTS, INC.,
an Illinois corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

POWERTRAIN INTEGRATION ACQUISITION, LLC, an Illinois limited liability company

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

BI-PHASE TECHNOLOGIES, LLC, a Minnesota limited liability company

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

Signature Page to Third Amendment, Consent and Waiver to Second Amended and Restated Credit Agreement

LOAN PARTIES:	THE W GROUP, INC., a Delaware corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

POWER SOLUTIONS, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

POWER GREAT LAKES, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

AUTO MANUFACTURING, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

TORQUE POWER SOURCE PARTS, INC.,
an Illinois corporation

	By:	/s/ Gary Winemaster
	Name:	Gary Winemaster
	Title:	President and Chief Executive Officer

Signature Page to Third Amendment, Consent and Waiver to Second Amended and Restated Credit Agreement

POWER PROPERTIES, L.L.C., an Illinois limited liability company

By:	The W Group, Inc., as sole managing member

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	President and Chief Executive Officer

POWER PRODUCTION, INC.,
an Illinois corporation

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	President and Chief Executive Officer

POWER GLOBAL SOLUTIONS, INC., an Illinois corporation

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	President and Chief Executive Officer

PSI INTERNATIONAL, LLC, an Illinois limited liability company

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	President and Chief Executive Officer

XISYNC LLC, an Illinois limited liability company

By:	The W Group, Inc., as sole managing member

By:	/s/ Gary Winemaster
Name:	Gary Winemaster
Title:	President and Chief Executive Officer

Signature Page to Third Amendment, Consent and Waiver to Second Amended and Restated Credit Agreement

AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Agent, as Lead Arranger, as Book Runner, and as a Lender

	By:	/s/ Brian Hynds
	Name:	Brian Hynds
	Title:	Vice President

Signature Page to Third Amendment, Consent and Waiver to Second Amended and Restated Credit Agreement

EXHIBIT A

Specified Events of Default

1.	An Event of Default under Section 8.2(a) of the Credit Agreement resulting from the failure by Borrowers to comply with Schedule 5.1(c) of the Credit Agreement.

2.	An Event of Default under Section 8.7 of the Credit Agreement resulting from the failure of the representations and warranties made by Borrowers under Section 4.8 and Section 4.12 of the Credit Agreement to be true in all material respects as of the date of issuance or making or deemed making thereof with respect to the facts and circumstances set forth in the RSM Letter.

3.	An Event of Default under Section 8.6 and Section 8.14 of the Credit Agreement resulting from any “Event of Default” arising under the Term Loan Credit Agreement in connection with the Events of Default described in Items 1 and 2 above.

Schedule C-1

Commitments

Lender	Revolver Commitment Amount	Revolver Commitment Percentage
Wells Fargo Bank, National Association	$65,000,000	100%